UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders

As previously disclosed, on April 17, 2017, Great Basin Scientific, Inc. (the “Company”) entered into new 2017 Series B Senior Secured Convertible Notes (the “Series B Notes”), for an aggregate principal amount of $6.2 million.  The notes are not convertible at the option of the holder until October 17, 2017 at a fixed conversion price of $3.00 per share.  The Series B Notes may be mandatorily converted into shares of the Company’s common stock at any time at the Company’s sole option, subject to the satisfaction of customary equity conditions, at the mandatory conversion price then in effect.

On April 21, 2017, $1.5 million was released from the restricted cash accounts and returned to the Series B Note holders thereof.  Pursuant to the terms of the Series B Notes, the holder’s principal amount of the Series B Notes was reduced on a dollar for dollar basis for each dollar of restricted cash released to the holder.  Accordingly, the principal amount of the remaining Series B Notes was reduced from $2.9 million to $1.4 million, which remains available for conversion at the Company’s sole discretion pursuant to the terms of the Series B Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: April 27, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer